Exhibit 10.7

As Amended and Restated

Effective as of January 1, 2008

1998 PERFORMANCE INCENTIVE PLAN (PIP) RULES

409A DOCUMENT

The following rules shall govern the administration of the 1998 Abbott Laboratories Performance Incentive Plan (PIP) and any comparable successor plan with respect to all amounts that are not Grandfathered Amounts.  Capitalized terms used but not otherwise defined in these Rules shall have the meaning provided in the PIP.  These rules shall remain in effect until amended by the Committee:

1.                       Fiscal Year.  The term “fiscal year”, as used in the PIP, means the fiscal period from time to time employed by Abbott for the purpose of reporting earnings to shareholders.

2.                       Consolidated Net Income.  “Consolidated Net Income” shall be the consolidated net income for such fiscal year as stated in Abbott’s Audited Financial Statements.  Excluded from the calculation of consolidated net income will be the effect of changes in GAAP and the tax effects thereon, and extraordinary gains and loses and the tax effects thereon if presented in the audited Consolidated Statement of Earnings.

3.                       Naming of Participants.  For any fiscal year, all participants in the PIP must be named by the Committee prior to the completion of the immediately preceding fiscal year.  A PIP participant may not be an active participant in the MIP in the same fiscal year.

4.                       Inclusion in Pensionable Earnings.  The full amount of any PIP award earned under Rule 5 will be included in the participant’s pensionable earnings.

5.                       Time of Payment.  Beginning with any award allocation paid after December 31, 1998, a participant must direct payment or deferral of an allocation made to the participant under the PIP by one or more of the following methods:

(a)                  In cash to the participant, which payment shall be made no later than the last day of the “applicable 2 ½ month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A);

(b)                 A portion in cash and deposited to a grantor trust (the “Grantor Trust”) established by the participant (in a form which the Committee determines is substantially similar to the trust in Exhibit A) and the balance paid to the participant approximately equal to the participant’s aggregate federal, state and local individual income and employment taxes; provided that all payments or contributions to the Grantor Trust and participant contemplated by this Rule 5(b) shall be made no later than the last day of the “applicable 2 ½ month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A); or

(c)                 Deferral of payment until the time, and in the manner determined in Rule 17.

Amounts paid under the PIP will not be considered amounts paid under the MIP for purposes of subsections 3.3 and 3.4 and Section 4 of the MIP.  The base salaries of PIP participants will not be considered for determination of the MIP amount in subsection 3.3 of the MIP.

6.                       Time of Election.

(a)                  A participant must make the election described in Rule 5 by filing it with the Committee before expiration of the election period established by the Committee, which period shall end no later than December 31 of the fiscal year prior to the year during which the performance incentive compensation is earned under the PIP.

(b)                 Notwithstanding the timing requirements of Rule 6(a), an individual who newly becomes eligible to participate in the PIP by being designated as a participant under Section 3.1 of the PIP (and who was not eligible to participate in any other plan that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)) may make the an initial deferral election described in Rule 5 by filing it with the Committee or its delegate within the thirty (30) day period immediately following the date he or she first is designated as participant, provided, that the compensation deferred pursuant to such election relates solely to services performed after the date of such election.  For this purpose, an election shall be deemed to apply to compensation paid for services performed after the election if the election applies to no more than the amount prescribed by Treasury Regulation §1.409A-2(a)(7)(i).

(c)                  Any election described in Rule 5 shall be irrevocable for the fiscal year to which the election applies.

7.                       Accounts.  The Committee shall establish accounts for participants who have made elections pursuant to Rule 5(b) or 5(c) as follows.

(a)                  The Committee will maintain a “Deferred Account” in the name of each participant who has elected to defer payment of all or a portion of his or her PIP award under Rule 5(c).  The Deferred Account shall consist of allocations deferred according to Rule 5(c) and any adjustments made in accordance with Rule 8.

(b)                 The Committee will maintain two separate Accounts, a “Pre-Tax Account” and an “After-Tax Account”, in the name of each participant who has declined to defer allocations by electing to have a portion of his or her PIP award deposited in cash to a Grantor Trust according to Rule 5(b).  The Pre-Tax Account shall consist of the aggregate of all allocations contemplated by Rule 5(b), whether deposited to the participant’s Grantor Trust or made in cash to the participant, and any adjustments made in accordance with Rule 9.  The After-Tax Account shall consist of allocations deposited to the participant’s Grantor Trust in cash according to Rule 5(b) and any adjustments made in accordance with Rule 10.

8.                       Adjustment of Deferred Accounts.  At the end of each fiscal year, a participant’s Deferred Account will be adjusted as follows:

(a)                  First, reduced by an amount equal to any distribution made to the participant during the year according to Rule 17 or Rule 18;

(b)                 Next, increased by an amount equal to any allocation for that year that is deferred according to Rule 5(c); and

(c)                  Last, increased by an amount equal to the interest earned for that year according to Rule 11.

9.                       Adjustment of Pre-Tax Accounts.  At the end of each fiscal year, a participant’s Pre-Tax Account will be adjusted as follows:

(a)                  First, reduced, in any year in which the participant is entitled to receive a distribution from his or her Grantor Trust, by an amount equal to the distribution that would have been made to the participant if the aggregate amounts allocated according to Rule 5(b) had instead been deferred under Rule 5(c);

(b)                 Next, increased by an amount equal to any allocation for that year that is paid to the participant (including the amount paid to the participant’s Grantor Trust) according to Rule 5(b); and

(c)                  Last, increased by an amount equal to the interest earned for that year according to Rule 11.

10.                 Adjustment of After-Tax Accounts.  At the end of each fiscal year, a participant’s After-Tax Account will be adjusted as follows:

(a)                  First, reduced, in any year in which the participant is in receipt of a distribution from his or her Grantor Trust, by an amount calculated as provided in Rule 28 which represents the distribution for such year;

(b)                 Next, increased by an amount equal to the allocation for that year that is deposited in the participant’s Grantor Trust according to Rule 5(b); and

(c)                  Last, increased by an amount equal to the interest earned for that year according to Rule 11.

11.                 Interest Accruals on Accounts.

(a)                  As of the end of each fiscal year, a participant’s Deferred Account or Pre-Tax Account, as applicable, shall be credited with interest (“Interest”) at the following rate:

(i)                                     the average of the “prime rate” of interest  published by The Wall Street Journal (Mid-West Edition) or comparable successor quotation service on the first business day of January and the last business day of each month of the fiscal year; plus

(ii)                                  two hundred twenty-five (225) basis points.

(b)                 As of the end of each fiscal year, a participant’s After-Tax Account shall be credited with the amount of Interest set forth above, multiplied by (one minus the aggregate of the applicable federal, state and local individual income tax rates and employment tax rate, determined in accordance with Rule 26 (the “After-Tax Interest”)).

(c)                  The Interest and After-Tax Interest, as applicable, shall be credited on the conditions established by the Committee, provided that any award allocation shall be considered to have been made and credited to a participant’s Account as of the first day of the fiscal year in which the award is made.

12.                 Guaranteed Rate Payments.  In addition to any allocation made to a participant for any fiscal year in accordance with Rule 5(b), Abbott shall also make a payment to a participant’s Grantor Trust (a “Guaranteed Rate Payment”) for each year in which the Grantor Trust is in effect.  The Guaranteed Rate Payment shall equal the excess, if any, of the participant’s Net Interest Accrual (as defined below) over the net earnings of the participant’s Grantor Trust for the year, and shall be paid within the thirty (30) days beginning April 1 of the following fiscal year.  A participant’s Net Interest Accrual for a year is an amount equal to the After-Tax Interest credited to the participant’s After-Tax Account for that year in accordance with Rule 11(b).

13.                 Grantor Trust Assets.  Each participant’s Grantor Trust assets shall be invested solely in the instruments specified by investment guidelines established by the Committee.  Such investment guidelines, once established, may be changed by the Committee, provided that any change shall not take effect until the year following the year in which the change is made and provided further that the instruments specified shall be consistent with the provisions of Section 3(b) of the form of Grantor Trust attached hereto as Exhibit A.

14.                 Designation of Beneficiaries.  Subject to the conditions and limitations set forth below, each participant, and after a participant’s death, each primary beneficiary designated by a participant in accordance with the provisions of this Rule 14, shall have the right from time to time to designate a primary beneficiary or beneficiaries and, successive or contingent beneficiary or beneficiaries to receive unpaid amounts from the participant’s Deferred Account under the PIP.  Beneficiaries may be a natural person or persons or a fiduciary, such as a trustee of a trust or the legal representative of an estate.  Any such designation shall take effect upon the death of the participant or such beneficiary, as the case may be, or in the case of any fiduciary beneficiary, upon the termination of all of its duties (other than the duty to dispose of the right to receive amounts remaining to be paid under the PIP).  The conditions and limitations relating to the designation of beneficiaries are as follows:

(a)                  A nonfiduciary beneficiary shall have the right to designate a further beneficiary or beneficiaries only if the original participant or the next preceding primary beneficiary, as the case may be, shall have expressly so provided in writing; and

(b)                 A fiduciary beneficiary shall designate as a further beneficiary or beneficiaries only those persons or other fiduciaries that are entitled to receive the amounts payable from the participant’s account under the trust or estate of which it is a fiduciary.

Any beneficiary designation or grant of any power to any beneficiary under this Rule 14 may be exercised only by an instrument in writing, executed by the person making the designation or granting such power and filed with the Secretary of Abbott during the person’s lifetime or prior to the termination of a fiduciary’s duties.  If a deceased participant or a deceased nonfiduciary beneficiary who had the right to designate a beneficiary as provided above dies without having designated a further beneficiary, or if no beneficiary designated as provided above is living or qualified and acting, the Committee, in its discretion, may direct distribution of the amount remaining from time to time to either: (i)  any one or more or all of the next of kin (including the surviving spouse) of the participant or the deceased beneficiary, as the case may be, and in such proportions as the Committee determines; or (ii)  the legal representative of the estate of the deceased participant or deceased beneficiary as the case may be.

15.                 Non-assignability and Facility of Payment.  Amounts payable to participants and their beneficiaries under the PIP are not in any way subject to their debts and other obligations, and may not be voluntarily or involuntarily sold, transferred or assigned; provided that the provisions of these Rules shall not be construed as restricting in any way a designation right granted to a beneficiary under Rule 14.  When a participant or the beneficiary of a participant is under legal disability, or in the Committee’s opinion is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct that payments shall be made to the participant’s or beneficiary’s legal representative, or to a relative or friend of the participant or beneficiary for the benefit of the participant or beneficiary, or the Committee may direct the payment or distribution for the benefit of the participant or beneficiary in any manner that the Committee determines.

16.                 Payer of Amounts Allocated to Participants.  Any amount allocated to a participant in the PIP and any interest credited thereto will be paid by the employer (or such employer’s successor) by whom the participant was employed during the fiscal year for which any amount was allocated, and for that purpose, if a participant shall have been employed by two or more employers during any fiscal year the amount allocated under the PIP for that year shall be an obligation of each of the respective employers in proportion to the respective amounts of base salary paid by each of them in that fiscal year.

17.                 Manner of Payment of Deferred Accounts.  Subject to Rule 18, a participant shall elect to receive payment of his Deferred Account in substantially equal annual installments over a minimum period of ten years, or a longer period, at the time of his deferral election under Rule 5.  Payment of a participant’s Deferred Account shall commence on the first business day of January of the year following the year in which the participant incurs a termination of employment.

18.                 Payment Upon Termination Following Change in Control.  Notwithstanding any other provision of the PIP or the provisions of any award made under the PIP, if a participant incurs a termination of employment with Abbott and its subsidiaries for any reason within two (2) years following the date of a Change in Control, provided that the event constituting a Change in Control is also a “change in control event”, as such term is defined in Treasury Regulation § 1.409A-3(i)(5): (a) with respect to a participant whose allocations under the PIP are deferred in accordance with Rule 5(c), the aggregate unpaid balance of the participant’s Deferred Account shall be paid to such participant in a lump sum within thirty (30) days following the date of such termination of employment, and (b) with respect to a participant whose allocations under the PIP are made pursuant to Rule 5(b), (i) the aggregate of the participant’s unpaid allocation under Rule 5(b) (if any) for the fiscal year in which the termination occurs and (ii) a pro rata portion of the unpaid Guaranteed Rate Payment under Rule 12 attributable to the portion of the year elapsed prior to the date of termination, shall be paid to such participant’s Grantor Trust in a lump sum within thirty (30) days following the date of such termination of employment.

19.                 Change in Control.  A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(a)                  the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities beneficially owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)                 the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Abbott) whose appointment or election by the Board or nomination for election by Abbott’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)                  the date on which there is consummated a merger or consolidation of Abbott or any direct or indirect subsidiary of Abbott with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of Directors of Abbott, the entity surviving such merger or consolidation or, if Abbott or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of Abbott outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, at least 50% of the combined voting power of the securities of Abbott or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Abbott (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities Beneficially Owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott’s then outstanding securities; or

(d)                 the date the shareholders of Abbott approve a plan of complete liquidation or dissolution of Abbott or there is consummated an agreement for the sale or disposition by Abbott of all or substantially all of Abbott’s assets, other than a sale or disposition by Abbott of all or substantially all of Abbott’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Abbott, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, in substantially the same proportions as their ownership of Abbott immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Abbott immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Abbott immediately following such transaction or series of transactions.

For purposes of these Rules: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Abbott or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Abbott in substantially the same proportions as their ownership of stock of Abbott.

20.                 Potential Change in Control.  A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)                  Abbott enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

(b)                 Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board that there is no reasonable chance that such actions would be consummated.

(c)                  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of Abbott representing 10% or more of either the then outstanding shares of common stock of Abbott or the combined voting power of Abbott’s then outstanding securities (not including any securities beneficially owned by such Person which are or were acquired directly from Abbott or its Affiliates).

(d)                 The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

21.                 Prohibition Against Amendment.  The provisions of Rules 18, 19, 20 and this Rule 21 may not be amended or deleted, nor superseded by any other Rule, (i) during the pendency of a Potential Change in Control and (ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

22.                 Reliance Upon Advice.  The Board and the Committee may rely upon any information or advice furnished to it by any Officer of Abbott or by Abbott’s independent auditors, or other consultants, and shall be fully protected in relying upon such information or advice.  No member of the Board or the Committee shall be liable for any act or failure to act on their part, excepting only any acts done or omitted to be done in bad faith, nor shall they be liable for any act or failure to act of any other member.

23.                 Taxes.  Any employer shall be entitled, if necessary or desirable, to pay, or withhold the amount of any federal, state or local tax, attributable to any amounts payable by it under the PIP after giving the person entitled to receive such amount notice as far in advance as practicable, and may require payment from the participant in an amount necessary to satisfy such taxes prior to remitting such taxes.

24.                 Rights of Participants.  Employment rights of participants with Abbott and its subsidiaries shall not be enlarged or affected by reason of establishment of or inclusion as a participant in the PIP.  Nothing contained in the PIP shall require Abbott or any subsidiary to segregate or earmark any assets, funds or property for the purpose of payment of any amounts which may have been deferred.  The Deferred, Pre-Tax and After-Tax Accounts established in accordance with Rule 7 are for the convenience of the administration of the PIP and no trust relationship with respect to such Accounts is intended or should be implied.  Participant’s rights shall be limited to payment to them at the time or times and in such amounts as are contemplated by the PIP and these Rules.  Any decision made by the Board or the Committee, which is within the sole and uncontrolled discretion of either, shall be conclusive and binding upon the other and upon all other persons whomsoever.

25.                 Tax Adjustment Payment.  In addition to the allocations provided in accordance with Rule 5, each participant who has established a Grantor Trust (or, if the participant is deceased, the beneficiary designated under the participant’s Grantor Trust) shall be entitled to a Tax Adjustment Payment for each year in which the Grantor Trust is in effect.  Payment of the Tax Adjustment Payment shall be made by the employers (in such proportions as Abbott shall designate) directly from their general corporate assets, no later than the end of the calendar year in which the participant remits the related taxes.  The “Tax Adjustment Payment” shall equal:

(a)                  the amount necessary to compensate the participant (or beneficiary) for the net increase in the participant’s (or beneficiary’s) federal, state and local income taxes as a result of the inclusion in his or her taxable income of the income of the participant’s Grantor Trust and any Guaranteed Rate Payment for that year; plus

(b)                an amount necessary to compensate the participant (or beneficiary) for the net increase in the taxes described in (a) above as a result of the inclusion in his or her taxable income of any payment made pursuant to this Rule 25.

26.                 Income Tax Assumptions.  For purposes of these Rules, a participant’s federal income tax rate shall be deemed to be the highest marginal rate of federal income individual tax in effect in the calendar year in which a calculation under the Rules is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant’s residence on the date such a calculation is made, net of any federal tax benefits without a benefit for any net capital losses. For purposes of these Rules, a participant’s employment tax rate shall be deemed to be the highest marginal rate of Federal Insurance Contribution Act tax in effect in the calendar year in which a calculation under the applicable Rule is to be made.

27.                 Change of Conditions Relating to Payments.  No change to the time of payment or the time of commencement of payment and any period over which payment shall be made shall be effected except in strict compliance with the subsequent election requirements of Treasury Regulation § 1.409A-2(b) to the extent subject thereto.

28.                 Administrator’s Calculation of Grantor Trust Distributions. The Administrator shall calculate the amount to be distributed from a participant’s Grantor Trust in any year in which the participant is entitled to a benefit distribution by multiplying (i) the amount of the reduction determined in accordance with Rule 9(a), by (ii) a fraction, the numerator of which is the balance in the participant’s After-Tax Account as of the end of the prior fiscal year and the denominator of which is the balance of the participant’s Pre-Tax Account as of that same date

29.                 Section 409A.  To the extent applicable, it is intended that these Rules comply with the provisions of Code Section 409A.  The Rules will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Rules to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A).  Notwithstanding anything contained herein to the contrary, for all purposes of these Rules, a participant shall not be deemed to have had a termination of employment until the participant has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, payment of the amounts payable under the Rules that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period, plus interest thereon, at a rate equal to the rate specified in Rule 11 (to the extent that such interest is not already provided to the participant under Rule 12), from the respective dates on which such amounts would otherwise have been paid until the actual date of payment.  In addition, for purposes of these Rules, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A.

Exhibit B

IRREVOCABLE GRANTOR TRUST AGREEMENT

THIS AGREEMENT, made this          day of                  , 20    , by and between                                      of                    , Illinois (the “grantor”), and The Northern Trust Company located at Chicago, Illinois, as trustee (the “trustee”),

WITNESSETH THAT:

WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the 1986 Abbott Laboratories Management Incentive Plan, as it may be amended from time to time;

NOW, THEREFORE, IT IS AGREED as follows:

ARTICLE I

INTRODUCTION

I-1                                  NAME. This agreement and the trust hereby evidenced (the “trust”) may be referred to as the “                     20    Grantor Trust”.

I-2                                  THE TRUST FUND. The “trust fund” as at any date means all property then held by the trustee under this agreement.

I-3                                  STATUS OF THE TRUST. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

I-4                                  THE ADMINISTRATOR. Abbott Laboratories (“Abbott”) shall act as the “administrator” of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.

I-5                                  ACCEPTANCE. The trustee accepts the duties and obligations of the “trustee” hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

ARTICLE II

DISTRIBUTION OF THE TRUST FUND

II-1                              SEPARATE ACCOUNTS. The administrator shall maintain two separate accounts under the trust, a “rollout account” and a “deferred account.” Funds delivered to the trustee shall be allocated between the accounts by the trustee as directed by the administrator. As of the end of each calendar year, the administrator shall charge each account with all distributions made from such account during that year; and credit each account with its share of income and realized gains and charge each account with its share of expenses and realized losses for the year. The trustee shall not be required to make any separate investment of the trust fund for the accounts, and may administer and invest all funds delivered to it under the trust as one trust fund.

II-2                              DISTRIBUTIONS FROM THE ROLLOUT ACCOUNT PRIOR TO THE GRANTOR’S DEATH. The trustee shall distribute principal and accumulated income credited to the rollout account to the grantor, if then living, at such times and in such amounts as the administrator shall direct.

II-3                              DISTRIBUTIONS FROM THE DEFERRED ACCOUNT PRIOR TO THE GRANTOR’S DEATH. Principal and accumulated income credited to the deferred account shall not be distributed from the trust prior to the grantor’s retirement or other termination of employment with Abbott or a subsidiary of Abbott (the grantor’s “settlement date”); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the deferred account for that year, with the balance of such income to be accumulated in that account. The administrator shall inform the trustee of the grantor’s settlement date. Thereafter, the trustee shall distribute the amounts from time to time credited to the deferred account to the grantor, if then living, in a series of annual installments, with the amount of each installment computed by one of the following methods:

(a)                                  The amount of each installment shall be equal to the sum of: (i) the amount credited to the deferred account as of the end of the year in which the grantor’s settlement date occurs, divided by the number of years over which installments are to be distributed; plus (ii) the net earnings credited to the deferred account for the preceding year  (excluding the year in which the grantor’s settlement date occurs).

(b)                                 The amount of each installment shall be determined by dividing the amount credited to the deferred account as of the end of the preceding year by the difference between (i) the total number of years over which installments are to be distributed, and (ii) the number of annual installment distributions previously made from the deferred account.

(c)                                  Each installment (after the first installment) shall be approximately equal, with the amount comprised of the sum of: (i) the amount of the first installment, plus interest thereon at the rate determined under the 1986 Abbott Laboratories Management Incentive Plan, compounded annually; and (ii) the net earnings credited to the deferred account for the preceding year.

(i)                                     the foregoing, the final installment distribution made to the grantor under this paragraph II-3 shall equal the total principal and accumulated income then held in the trust fund. The grantor, by writing filed with the trustee and the administrator on or before the end of the calendar year in which the grantor’s settlement date occurs (or the end of the calendar year in which this trust is established, if the grantor’s settlement date has already occurred), may select both the period (which may not be less than ten years from the end of the calendar year in which the grantor’s settlement date occurred) over which the installment distributions are to be made and the method of computing the amount of each installment. In the absence of such a written direction by the grantor, installment distributions shall be made over a period of ten years, and the amount of each installment shall be computed by using the method described in subparagraph (a) next above. Installment distributions under this Paragraph II-3 shall be made as of January 1 of each year, beginning with the calendar year following the year in which the grantor’s settlement date occurs. The administrator shall inform the trustee of the amount of each installment distribution under this paragraph II-3, and the trustee shall be fully protected in relying on such information received from the administrator.

II-4.                           DISTRIBUTIONS FROM THE TRUST FUND AFTER THE GRANTOR’S DEATH. The grantor, from time to time may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income therefrom shall be distributed in a lump sum or, if the beneficiary is the grantor’s spouse (or a trust for which the grantor’s spouse is the sole income beneficiary), in installments, as directed by the grantor, upon the grantor’s death. If the grantor directs an installment method of distribution to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary’s estate. If the grantor directs an installment method of distribution to a trust for which the grantor’s spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such trust. Despite the foregoing, if (i) the beneficiary is a trust for which the grantor’s spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-4 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such trust may elect to withdraw such excess income by written notice to the trustee. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor’s lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to designate a beneficiary as provided above, then on the grantor’s death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor’s estate.

II-5                              FACILITY OF PAYMENT. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person’s legal representative, or to a relative or friend of such person for such person’s benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

II-6                              PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor’s descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.

ARTICLE III

MANAGEMENT OF THE TRUST FUND

III-1.                       GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

(a)                                  Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

(b)                                 To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government or in any mutual fund, common trust fund or collective investment fund which invests solely in such obligations; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

(c)                                  To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.

(d)                                 To invest, subject to the limitations of subparagraph (b) above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.

(e)                                  To borrow from anyone, with the administrator’s approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

(f)                                    To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

(g)                                 To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee’s satisfaction.

(h)                                 To compromise, contest, settle or abandon claims or demands.

(i)                                     To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

(j)                                     To hold securities or other property in the name of a nominee, in a depositary or in any other way, with or without disclosing the trust relationship.

(k)                                  To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

(l)                                     To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee consider necessary for its protection.

(m)                               To deal without restriction with the legal representative of the grantor’s estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity without liability for any loss that may result.

(n)                                 To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

(o)                                 To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

(p)                                 To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

(q)                                 To perform any and all other acts which in the trustee’s judgment are appropriate for the proper management, investment and distribution of the trust fund.

III-2.                       PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor’s interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

III-3.                       STATEMENTS. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.

III-4.                       COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.

ARTICLE IV

GENERAL PROVISIONS

IV-1.                       INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

IV-2.                       DISAGREEMENT AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.

IV-3.                       TRUSTEE’S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; and the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement.

IV-4.                       GOOD FAITH ACTIONS. The trustee’s exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

IV-5.                       WAIVER OF NOTICE. Any notice required under this agreement may be waived by the person entitled to such notice.

IV-6.                       CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

IV-7.                       SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.

ARTICLE V

CHANGES IN TRUSTEE

V-1.                           RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time by giving thirty (30) days’ advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.

V-2.                           APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

V-3.                           DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.

ARTICLE VI

AMENDMENT AND TERMINATION

VI-1.                       AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

(a)                                  The duties and liabilities of the trustee cannot be changed substantially without its consent.

(b)                                 This trust may not be amended so as to make the trust revocable.

 VI-2.                    TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

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IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.

Grantor

The Northern Trust Company as Trustee
By

Its